UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2016

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54323

(Commission file number)

20-3866475

(I.R.S. Employer Identification No.)

219 Chemin Metairie Road, Youngsville, La 70592

(Address of principal executive offices) (Zip Code)

(337) 269-5933

(Company's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2016, Mr. Daniel J. Schreiber resigned his position as the Chief Executive Officer of RedHawk Holdings Corp. (the “Company”) in order to devote more time to his position as Chief Executive Officer of Avior Capital, LLC. Upon receipt of Mr. Schreiber’s resignation, the Company’s board of directors appointed Thomas J. Concannon to replace Mr. Schreiber as the Company’s Chief Executive Officer effective immediately. Prior to Mr. Concannon’s appointment as Chief Executive Officer, he joined RedHawk on February 1, 2016 as its Executive Vice President and Chief Operating Officer and a member of the Company’s board of directors.

Mr. Concannon, age 62, has over 25 years of industry experience and has worked as a financial consultant in private industry since 2013. Between 2010 and 2013, Mr. Concannon was the Senior Vice President and Secretary for Wolfpack Energy Services, LLC, a Texas-based provider of rental equipment and tubular services to the oil and gas industry. Between 2008 and 2010, he held a similar senior financial position with RedHawk Energy Corp., an oilfield services company owned by Beechwood Properties, LLC (“Beechwood”). Beechwood is the beneficial owner of approximately 56.6% of the Company’s common stock and is owned by G. Darcy Klug, the Company’s Chief Financial Officer.

Between 1996 and 2006, Mr. Concannon served as Vice President and Chief Financial Officer of Geokinetics Inc., a Nasdaq-listed provider of seismic acquisition and data processing services to the oil and natural gas industry. From 1992 to 1996, Mr. Concannon worked as a private financial consultant for various energy companies. Prior to 1992, Mr. Concannon served as President of NJR Energy, an oil and natural gas exploration company and as a director of its parent company, New Jersey Resources, a New York Stock Exchange Company. Mr. Concannon received his Juris Doctor degree from St. John’s University School of Law, earned his Bachelor of Science in Accounting from Manhattan College.

There are no arrangements or understandings between Mr. Concannon and any other persons pursuant to which he was appointed Chief Executive Officer and a member of the Company’s board of directors.

There are no transactions reportable pursuant to Item 404(a) of Regulation S-K in connection with Mr. Concannon’s appointment

At this time, Mr. Concannon will receive an annual salary of $120,000 as the Company’s Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2016	RedHawk Holdings Corp.
	By:	/s/ G. Darcy Klug
	Name:	G. Darcy Klug
	Title:	Chairman of the Board and Chief Financial Officer